                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-39923) of U.S.A. Floral Products, Inc. of our reports relating to the respective financial statements which appear in this Annual Report on Form 10-K.

                 FINANCIAL STATEMENTS                           REPORT DATE
                 --------------------                           -----------
        U.S.A. Floral Products, Inc.                         February 24, 1998
        The Roy Houff Company                                November 26, 1997
        CFX, Inc.                                            January 9, 1998
        Bay State Florist Supply                             January 6, 1998
        Flowtrad Corporation, N.V.
         d/b/a Flower Trading Corporation                    December 16, 1997
        United Wholesale Florists, Inc. and
         United Wholesale Florists of America,
         Inc.                                                December 31, 1997
        American Florist Supply, Inc.                        January 6, 1998
        Monterey Bay Bouquet, Inc. and Bay
         Area Bouquet, Inc.                                  November 14, 1997
        Alpine Gem Flower Shippers, Inc.                     December 12, 1997


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
March 24, 1998